Exhibit 99.1

Parks! America, Inc.

Reports First Quarter Fiscal 2024 Financial Results

Management to host conference call today, February 13, 2024, at 4:30 PM ET

PINE MOUNTAIN, Georgia, February 13, 2024 -- Parks! America, Inc. (OTCPink: PRKA), a leading operator of regional safari parks in the U.S., today announced the results for the first quarter of fiscal year 2024 ended December 31, 2023.

Operational and Financial Highlights

●	Consolidated revenues of $1.90 million for Q1 2024, an increase of 2.0%
●	Texas park revenue increased 22% with attendance up 29%
●	Missouri park revenue increased 2% with attendance up 18%
●	Annual memberships increased more than 9-fold, driven by marketing efforts and compelling pricing structure.
●	Management and the Board remain committed to long-term growth and sustainability through focused marketing efforts, critical property upgrades, and enhanced corporate governance practices.
●	Cash and short-term investments as of December 31, 2023, totaled $3.61 million.
●	Continuing debt reduction, debt-to-equity ratio: 0.27 end of Q1 versus 0.31 one year ago.

Recent Developments

●	Board of Directors adopt shareholder rights plan.
●	Special Meeting of Shareholders to be held February 26, 2024.
●	Charles Kohnen appointed interim Chairman of the Board of Directors.
●	Annual Meeting of Shareholders to be held on June 6, 2024.

Lisa Brady, President and CEO of Parks! America, said, “We are reasonably pleased with the financial and operational performance during the first quarter of fiscal 2024. We faced a number of challenges including difficult weather conditions at the Georgia park, our largest revenue generating property, and the initiation of a proxy matter by a dissident group of shareholders that caused an increase in professional fees and expenses during the first quarter of 2024.

“The first quarter of our fiscal year is historically a slower quarter in terms of park attendance and revenue. The difficult weather conditions at our Georgia property resulted in a park revenue decrease of 6.1% versus last year’s first quarter. We are confident that the Georgia park will have more normalized customer traffic numbers in the coming quarters. Park revenues at our Texas and Missouri parks were up 21.9% and 2.1%, respectively. We believe this bodes well for the remainder of fiscal 2024.”

Ms. Brady continued, “Management and the Board remain focused on executing a strategic plan to upgrade our park assets and amenities, which were de-emphasized under the previous CEO; transition our advertising and marketing to a more proactive digital “call to action” campaign to drive higher visitation; transform our workforce culture and focus on operational efficiencies, while improving overall guest experiences and customer satisfaction; and enhance our corporate governance practices.

“We have made significant progress on these plans since I was appointed CEO in November 2022. In that regard, we announced the first Annual Shareholders Meeting of my administration will take place on June 6, 2024, and will continue every year going forward. Additionally, we will also host quarterly conference calls to review the company’s financial results for our existing shareholders and potential new investors.

“Execution of the strategic business plan to achieve consistent revenue growth is our number one priority. We look forward to the opportunities ahead to maximize the value of your investment in Parks! America,” concluded Ms. Brady.

In response to his appointment as interim Chairman of the Board, Mr. Kohnen commented, “I am thrilled to take on the role of interim Chairman and am eager to work with the board and our talented team as we drive Parks! America into the next chapter of growth. Together, we will continue to deliver value to our customers and stakeholders while navigating the evolving landscape of our industry.”

First Quarter Fiscal 2024 Financial Results

Total revenues for the fiscal quarter ended December 31, 2023, were $1.90 million, an increase of $36,246, or 2%, versus the comparable quarter ended January 1, 2023. Park revenues decreased by $8,345 or 0.5%, to $1.81 million, which was offset by higher animal sales during the quarter, which increased by $44,591, to $88,391.

Park revenues for the quarter were negatively impacted by poor weather in the Georgia park region during the normal Thanksgiving and Christmas through New Year’s holiday attendance periods. Park revenues for the Georgia park - our largest revenue generating property for the Company – were down 6.1%. Park revenues at the Texas and Missouri parks increased 21.9% and 2.1% respectively, driven by increased park attendance.

The Company reported a net loss of $369,255, or $0.00 per fully diluted share, compared to $152,960, or $0.00 per share, in the first quarter of fiscal 2023.

A large percentage of the net loss for the quarter was driven by professional fees related to the ongoing Focused Compounding proxy matter, as well as higher animal feed costs due to inflation, higher advertising expenses as the Company transitions to more digital and online marketing, and increased insurance expense for enhanced coverage against severe weather events. Although the annual expense will be flat, director compensation was declared and expensed in the first fiscal quarter of the 2024, as compared to the second fiscal quarter in 2023.

Todd R. White, CFO of Parks! America, commented, “Despite the challenges of the past year, the company continues to generate good cash flow and maintain a solid balance sheet. Expenses during the first quarter of 2024 increased due to a dissident shareholder proxy challenge that was initiated in December 2023. Total revenues for the quarter were up, working capital at the end of the quarter was $3.21 million, and cash and short-term investments totaled $3.61 million. Over the past twelve months we have continued to lower total debt outstanding, with an overall reduction of 15%. Our capital structure remains strong, enabling us to continue to pay-down debt, as well as proceed with our plan to make needed investments to improve attendance and operational efficiencies.”

Adjusted EBITDA, a non-GAAP measure, for the first quarter of 2024 decreased $151,110 to negative $58,750, compared to positive $92,360 for the first quarter of 2023.

Balance Sheet, Liquidity and Capital Allocation

The Company had working capital of $3.21 million as of December 31, 2023, compared to $4.36 million as of January 1, 2023. The Company had total debt of $4.04 million as of December 31, 2023, compared to $4.78 million at the end of January 1, 2023. The Company’s debt-to-equity ratio was 0.27 to 1.0 on December 31, 2023, compared to 0.31 to 1.0 on January 1, 2023. Capital expenditures for the first fiscal quarter of 2024 were $230,166, compared to $181,741 in the first fiscal quarter of 2023. Cash and short-term investments totaled $3.61 million as of December 31, 2023, compared to $4.72 million as of January 1, 2023.

In order to provide additional financial optionality, especially during the annual slower season, in October 2023, the Company entered into separate twelve-month lines of credit with Synovus Bank and First Financial Bank, totaling $800,000. As of February 13, 2024, neither of the two lines of credit have been borrowed against.

Conference Call Access:

The Company will host a conference call to review the results of the first quarter of fiscal year 2024 today, February 13, 2024, at 4:30 pm ET

Interested parties can access the conference call by dialing (877) 270-2148 or (412) 902-6510 (international), or listen via a live webcast, which is available in the Investors section of the Company’s website at https://animalsafari.com/investor-relations or at https://app.webinar.net/YLvXWMqWMD8.

A replay of the call will be available by dialing (877) 344-7529 or (412) 317-0088, replay access code 9254375, through February 20, 2024, or by visiting https://animalsafari.com/investor-relations for the next 90 days.

About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional safari parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, the Wild Animal Safari theme park located in Strafford, Missouri, and the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas.

Additional information, including our Form 10-K for the fiscal year ended October 1, 2023, is available on the Company’s website, http://www.animalsafari.com.

Cautionary Note Regarding Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements include statements concerning our future plans, business strategy, liquidity, capital expenditures, sources of revenue and other similar statements that are not historical in nature. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this news release and speak only as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ significantly from those expressed or implied by such forward-looking statements. Readers are advised to consider the factors listed under the heading “Risk Factors” and the other information contained in the Company’s annual report and other reports filed from time to time with the SEC. We undertake no obligation to publicly update or revise any forward looking statements whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with any matters that would be considered at the 2024 annual meeting of stockholders of the Company (the “Annual Meeting”). Additionally, the Company, its directors and certain of its executive officers may also be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with any matters that would be considered at the Special Meeting currently scheduled for February 26, 2024. The Company intends to file a definitive proxy statement and a WHITE Proxy Card with the SEC in connection with any solicitation of proxies from the Company’s stockholders with respect to the Annual Meeting and a definitive proxy statement and a WHITE Proxy Card with the SEC in connection with any solicitation of proxies from the Company’s stockholders with respect to the Special Meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENTS, THE ACCOMPANYING WHITE PROXY CARDS AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ANNUAL MEETING AND TO THE SPECIAL MEETING. The Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2023 contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available through the SEC’s website at www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests in the matters to be considered at the Annual Meeting and at the Special Meeting, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials that the Company anticipates filing with the SEC in connection with the Annual Meeting and the Special Meeting. Stockholders would be able to obtain the definitive proxy statement with respect to the Annual Meeting and the definitive proxy statement with respect to the Special Meeting, including any amendments or supplements to such proxy statements and other documents, if any, filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies would also be available at no charge on the Company’s website at https://animalsafari.com/investor-relations.

Contact:

Lisa Brady,

President and Chief Executive Officer

(706) 663-8744

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Month Ended December 31, 2023 and January 1, 2023

	For the three months ended
	December 31, 2023	January 1, 2023
Park revenues	$1,809,234	$1,817,579
Sale of animals	88,391	43,800
Total revenues	1,897,625	1,861,379

Cost of sales	295,934	272,620
Selling, general and administrative	1,822,968	1,526,012
Depreciation and amortization	223,203	217,184
(Gain) loss on asset disposals, net	14,417	-
Loss from operations	(458,897)	(154,437)

Other income, net	35,887	29,613
Interest expense	(51,445)	(58,736)
Loss before income taxes	(474,455)	(183,560)

Income tax benefit	(105,200)	(30,600)
Net loss	$(369,255)	$(152,960)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding
(in 000’s) - basic and diluted	75,579	75,227

PARKS! AMERICA, INC. AND SUBSIDIARIES

PARK REVENUES

For the Three Months Ended December 31, 2023 and January 1, 2023

	For the three months ended
	December 31, 2023	January 1, 2023
Georgia	$1,216,171	$1,295,341
Missouri	224,271	219,765
Texas	368,792	302,473
Total park revenues	$1,809,234	$1,817,579

PARKS! AMERICA, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA (1)

For the Three Months Ended December 31, 2023 and January 1, 2023

	For the three months ended
	December 31, 2023	January 1, 2023
Reported loss	$(369,255)	$(152,960)
Income tax benefit	(105,200)	(30,600)
Interest expense	51,445	58,736
Depreciation and amortization	223,203	217,184
(Gain) loss on asset disposals, net	14,417	-
Contested proxy and related matters	126,640	-
Adjusted EBITDA	$(58,750)	$92,360

(1)	Adjusted EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles (“GAAP”) and should not be considered as a substitute for operating income, net income or cash flows from operating activities computed in accordance with GAAP. We believe that EBITDA is a meaningful measure as it is widely used by analysts, investors and comparable companies in the entertainment and attractions industry to evaluate our operating performance on a consistent basis, as well as more easily compare our results with those of other companies in our industry. We also believe EBITDA is a meaningful measure of park-level operating profitability. EBITDA is a supplemental measure of our operating results and is not intended to be a substitute for operating income, net income or cash flows from operating activities as defined under GAAP.

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31, 2023, October 1, 2023 and January 1, 2023

	December 31, 2023	October 1, 2023	January 1, 2023
ASSETS
Cash and cash equivalents	$2,595,974	$4,098,387	$4,721,988
Short-term investments	1,010,040	-	-
Accounts receivable	13,938	36,172	3,335
Inventory	431,546	419,149	542,147
Prepaid expenses	626,176	558,678	257,984
Total current assets	4,677,674	5,112,386	5,525,454

Property and equipment, net	14,900,272	14,910,097	14,780,639
Intangible assets, net	41,203	52,331	80,691
Other assets	20,909	20,909	23,090
Total assets	$19,640,058	$20,095,723	$20,409,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable	$131,056	$79,352	$75,661
Other current liabilities	558,510	571,343	353,155
Current portion of long-term debt, net	773,383	767,675	741,326
Total current liabilities	1,462,949	1,418,370	1,170,142

Long-term debt, net	3,262,159	3,459,816	4,038,746
Deferred tax liability, net	232,329	232,329	-
Total liabilities	4,957,437	5,110,515	5,208,888

Stockholders’ equity
Common stock	75,727	75,518	75,227
Capital in excess of par	5,168,930	5,102,471	4,987,762
Retained earnings	9,437,964	9,807,219	10,137,997
Total stockholders’ equity	14,682,621	14,985,208	15,200,986
Total liabilities and stockholders’ equity	$19,640,058	$20,095,723	$20,409,874